EXHIBIT 99.2

VALERO L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Valero L.P. of Kaneb Services LLC (“KSL”) and Kaneb Pipe Line Partners, L.P. (“KPP”) (collectively referred to herein as “Kaneb”), on July 1, 2005.  Valero L.P. acquired all of the equity securities of KSL in a fixed cash merger for $43.31 per share.  Immediately subsequent to the KSL merger, unitholders of KPP exchanged their units for Valero L.P. common units receiving 1.0231 common units of Valero L.P. for each KPP unit tendered in the exchange.

As a condition to complete the acquisition of Kaneb, Valero L.P. and the United States Federal Trade Commission agreed that Valero L.P. would divest certain Kaneb assets within six months of the close of the acquisition.  The assets to be divested include Kaneb terminals located in Richmond, CA; Martinez, CA; Paulsboro, NJ; two terminals in Philadelphia, PA; and Kaneb’s West Pipeline System collectively, the “Held Separate Businesses.”  On July 5, 2005, Valero L.P. and Pacific Energy Partners, L.P. (“Pacific”) announced that Pacific would acquire the Held Separate Businesses for approximately $455 million.  Additionally, on July 1, 2005 Valero L.P. sold the stock of Martin Oil LLC (“MOC”), a wholly owned subsidiary of KSL, which was acquired as part of the acquisitions of Kaneb, to a subsidiary of Valero Energy Corporation (“Valero Energy”) for approximately $27 million.  The unaudited pro forma condensed combined income statements for the periods ended December 31, 2004 and June 30, 2005 exclude the results of operations of the Held Separate Businesses and MOC.  The unaudited pro forma condensed combined balance sheet as of June 30, 2005 assumes the Held Separate Businesses and MOC were sold on that date and that the proceeds were used to reduce debt.

The KSL historical information reflects the consolidation of KPP and KSL with all intercompany transactions being eliminated.  The first set of pro forma adjustments in the unaudited pro forma condensed combined financial statements reflects the effect of the KSL merger.  The second set of pro forma adjustments reflects the effect of the KPP merger that occurred immediately upon the closing of the KSL merger.  The unaudited pro forma condensed combined balance sheet as of June 30, 2005 is presented as if the Kaneb acquisitions had occurred on that date. The unaudited pro forma condensed combined statements of income assume that the acquisitions occurred on January 1, 2004. The estimates of fair value of the assets acquired and liabilities assumed are based on preliminary assumptions, pending the completion of an independent appraisal, with any excess of purchase price over the net fair value of assets acquired and liabilities assumed assigned to goodwill.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the audited historical consolidated financial statements of Valero L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2004; (ii) the audited historical consolidated financial statements of KPP included in its Annual Report on Form 10-K for the year ended December 31, 2004; (iii) the audited historical consolidated financial statements of KSL included in its Annual Report on Form 10-K for the year ended December 31, 2004; and (iv) the unaudited historical consolidated financial statements of Valero L.P., included in its quarterly report on Form 10-Q for the period ended June 30, 2005.  The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Kaneb acquisitions had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the notes to unaudited pro forma condensed combined financial statements, are based upon available information and certain assumptions that Valero L.P.’s management believes are reasonable.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated cost savings or other financial benefits expected to result from the Kaneb mergers.

Exhibit 99.2 page 1

VALERO L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2005

(Thousands of Dollars)

	Valero L.P. Historical	Kaneb Services LLC Historical	KSL Merger Pro Forma Adjustments		Valero L.P. Pro Forma after KSL Merger	KPP Merger Pro Forma Adjustments		Valero L.P. Pro Forma Combined with Kaneb

Assets
Current assets:
Cash and cash equivalents	$21,612	$17,291	$525,000	(a)	$53,786	$29,197	(e)	$73,393
			(810	)(a)		(9,590	)(n)
			(509,307	)(b)
Receivable from Valero Energy	19,666	—	—		19,666	—		19,666
Accounts receivable	2,393	88,090	—		90,483	(23,690	)(n)	66,793
Other current assets	1,658	46,877	—		48,535	(4,403	)(d)	29,226
						(14,906	)(n)
Total current assets	45,329	152,258	14,883		212,470	(23,392)		189,078

Property and equipment	995,900	1,468,873	—		2,464,773	409,933	(d)	2,419,502
						(455,204	)(n)
Less accumulated depreciation and amortization	(213,564)	(329,352)	—		(542,916)	329,352	(d)	(213,564)

Property and equipment, net	782,336	1,139,521	—		1,921,857	284,081		2,205,938

Goodwill	4,715	10,622	440,742	(b)	456,079	423,672	(d)	868,820
						(10,622	)(d)
						3,900	(f)
						(4,209	)(n)
Investment in joint ventures	16,360	26,828	—		43,188	—		43,188
Other noncurrent assets, net	19,935	7,691	810	(a)	28,436	(15,016	)(d)	13,420
Total assets	$868,675	$1,336,920	$456,435		$2,662,030	$658,414		$3,320,444

See Accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Exhibit 99.2 page 2

	Valero L.P. Historical	Kaneb Services LLC Historical	KSL Merger Pro Forma Adjustments		Valero L.P. Pro Forma after KSL Merger	KPP Merger Pro Forma Adjustments		Valero L.P. Pro Forma Combined with Kaneb

Liabilities and Equity
Current liabilities:
Current portion of long- term debt	$524	$195,984	$—		$196,508	$—		$196,508
Accounts payable	18,227	45,145	—		63,372	(11,583	)(n)	51,789
Payable to Valero Energy	4,536	—	—		4,536	—		4,536
Accrued liabilities	11,229	49,084	—		60,313	3,900	(f)	59,420
						(4,793	)(n)
Total current liabilities	34,516	290,213	—		324,729	(12,476)		312,253

Long-term debt, less current portion	397,459	528,723	525,000	(a)	1,451,182	55,000	(d)	1,014,959
						(491,223	)(n)
Deferred income taxes	—	6,159	—		6,159	—		6,159
Other long-term liabilities	121	69,927	—		70,048	—		70,048
Interest of outside non-controlling partners in Kaneb Pipeline Partners, L.P.	—	373,333	—		373,333	(373,333	)(d)	—

Equity:
Common units	309,337	—	—		309,337	1,451,249	(d)	1,760,586
Subordinated units	117,105	—	—		117,105	—		117,105
General partner’s equity	10,137	—	—		10,137	29,197	(e)	39,334
Shareholders’ equity	—	68,565	(68,565	)(b)	—	—		—
Total equity	436,579	68,565	(68,565)		436,579	1,480,446		1,917,025
Total liabilities and equity	$868,675	$1,336,920	$456,435		$2,662,030	$658,414		$3,320,444

See Accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Exhibit 99.2 page 3

VALERO L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(Thousands of Dollars, except unit and per unit data)

	Valero L.P. Historical	Kaneb Services LLC Historical	KSL Merger Pro Forma Adjustments		Valero L.P. Pro Forma after KSL Merger	KPP Merger Pro Forma Adjustments		Valero L.P. Pro Forma Combined with Kaneb

Revenue	$114,941	$626,221	$—		$741,162	$(2,797	)(g)	$473,701
						(264,664	)(m)
Costs and expenses:
Cost of products sold	—	405,165	—		405,165	(233,614	)(m)	171,551
Operating expenses	41,330	104,731	—		146,061	(10,688	)(m)	135,373
General and administrative expenses	7,064	40,897	—		47,961	(938	)(m)	47,023
Depreciation and amortization	17,523	29,501	—		47,024	2,896	(h)	47,135
						(2,785	)(m)
Provision for loss contingencies	—	42,000	—		42,000	—		42,000

Total costs and expenses	65,917	622,294	—		688,211	(245,129)		443,082

Operating income	49,024	3,927	—		52,951	(22,332)		30,619
Equity income from joint ventures	799	—	—		799	2,797	(g)	3,596
Interest and other expense, net	(11,707)	(23,671)	(933	)(c)	(36,311)	3,953	(i)	(32,186)
						172	(m)
Income (loss) before interest of outside non-controlling partners and income taxes	38,116	(19,744)	(933)		17,439	(15,410)		2,029
Interest of outside non-controlling partners	—	2,158	—		2,158	(2,158	)(j)	—
Income tax benefit	—	12,778	—		12,778	—	(k)	12,778

Income (loss) from continuing operations	$38,116	$(4,808)	$(933)		$32,375	$(17,568)		$14,807

Allocation of income from continuing operations:
Income (loss) from continuing operations	$38,116	$(4,808)	$(933)		$32,375	$(17,568)		$14,807
General partner’s interest in income from continuing operations	(3,323)	—	—		(3,323)	(2,949	)(l)	(6,272)

Limited partners’ interest in income (loss) from continuing operations	$34,793	$(4,808)	$(933)		$29,052	$(20,517)		$8,535

Income from continuing operations per unit applicable to limited partners	$1.51							$0.18

Weighted average number of limited partnership units outstanding	23,041,394				23,041,394	23,768,751	(d)	46,810,145

See Accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Exhibit 99.2 page 4

VALERO L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

(Thousands of Dollars, except unit and per unit data)

	Valero L.P. Historical	Kaneb Services LLC Historical	KSL Merger Pro Forma Adjustments		Valero L.P. Pro Forma after KSL Merger	KPP Merger Pro Forma Adjustments		Valero L.P. Pro Forma Combined with Kaneb

Revenues	$220,792	$1,055,248	$—		$1,276,040	$(5,478	)(g)	$812,425
						(458,137	)(m)
Costs and expenses:
Cost of products sold	—	647,733	—		647,733	(400,875	)(m)	246,858
Operating expenses	78,298	177,829	—		256,127	(17,783	)(m)	238,344
General and administrative expenses	11,321	36,231	—		47,552	(1,295	)(m)	46,257
Depreciation and amortization	33,149	56,676	—		89,825	5,791	(h)	90,280
						(5,336	)(m)
Total costs and expenses	122,768	918,469	—		1,041,237	(419,498)		621,739

Operating income	98,024	136,779	—		234,803	(44,117)		190,686
Equity income from joint ventures	1,344	—	—		1,344	5,478	(g)	6,822
Interest and other expense, net	(20,950)	(43,243)	(1,867	)(c)	(66,060)	7,906	(i)	(57,934)
						220	(m)
Income before interest of outside non-controlling partners and income taxes	78,418	93,536	(1,867)		170,087	(30,513)		139,574
Interest of outside non-controlling partners in Kaneb Pipeline Partners, L.P.	—	(65,933)	—		(65,933)	65,933	(j)	—
Income tax expense	—	(3,251)	—		(3,251)	—	(k)	(3,251)

Income from continuing operations	$78,418	$24,352	$(1,867)		$100,903	$35,420		$136,323

Allocation of income from continuing operations:
Income from continuing operations	$78,418	$24,352	$(1,867)		$100,903	$35,420		$136,323
General partner’s interest in income from continuing operations	(5,927)	—	—		(5,927)	(8,751	)(l)	(14,678)

Limited partners’ interest in income from continuing operations	$72,491	$24,352	$(1,867)		$94,976	$26,669		$121,645

Income from continuing operations per unit applicable to limited partners	$3.15							$2.60

Weighted average number of limited partnership units outstanding	23,041,394				23,041,394	23,768,751	(d)	46,810,145

See Accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Exhibit 99.2 page 5

VALERO L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Thousands of Dollars, except unit and per unit data)

Kaneb Services LLC Merger Pro Forma Adjustments:

(a)   To reflect the issuance of $525,000 principal amount of 5-year term debt and the payment of $810 of associated debt issuance costs, the proceeds from which were used to acquire the equity securities of KSL.  The debt issuance costs were capitalized and will be amortized over the life of the new term debt.

(b)   To reflect the acquisition of 100% of the outstanding equity securities of KSL, the assets of which include a 2% general partner interest in KPP, and an approximate 18% limited partner interest in KPP. The following is a preliminary estimate of the purchase price allocation for the KSL merger:

Estimated purchase price (based on $43.31 per share applied to KSL’s 11,759,570 shares outstanding at closing)	$509,307
Less: Carrying value of KSL’ net assets, including ownership interest in KPP	(68,565)
Excess of estimated purchase price over carrying value of net assets acquired	$440,742

Under the terms of the KSL Merger Agreement, the aggregate amount of cash paid to KSL’s shareholders in the merger did not vary with the market price of Valero L.P. common units at completion of the merger.  The KSL shares reflected above include all shares outstanding at the closing date.  For purposes of this pro forma analysis, the above excess of estimated purchase price over carrying value of net assets acquired has been allocated to goodwill.  All adjustments of the carrying values of the acquired assets and liabilities to fair value, including additional goodwill, are reflected in the KPP merger pro forma adjustments.

(c)   To reflect interest expense at approximately 4.0% on net borrowings of $43,000 ($525,000 of new term debt, less $455,000 due to proceeds from the sale of the Held Separate Businesses, less $27,000 due to proceeds from the sale of MOC) of $852 for the six months ended June 30, 2005 and $1,705 for the year ended December 31, 2004, as well as the amortization of deferred debt issuance costs of $81 for the six months ended June 30, 2005 and $162 for the year ended December 31, 2004.  A 1/8% change in the interest rate associated with these borrowings would have a $27 and $54 effect on interest expense for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively.

Exhibit 99.2 page 6

Kaneb Pipe Line Partners, L.P. Merger Pro Forma Adjustments:

(d)   To reflect the purchase of KPP’s remaining 82% limited partner interest through an exchange of Valero L.P. common units.  The following is a preliminary estimate of the purchase price for the KPP merger:

KPP’s limited partner units outstanding as of June 30, 2005	28,327,590
Less: KSL’s ownership of KPP’s limited partner units acquired by Valero L.P. in the KSL merger	5,095,500
Number of KPP limited partner units exchanged for Valero L.P. common units	23,232,090

Multiplied by the exchange ratio	1.0231	(1)
Number of Valero L.P. common units issued in the exchange	23,768,751

Multiplied by Valero L.P.’s common unit value	$61.057	(2)

Estimated purchase price of KPP merger before transaction-related costs	$1,451,249

Estimated transaction-related costs	11,182
Total estimated purchase price of KPP merger	1,462,431
Less: Carrying value of non-controlling partners’ interest in KPP net assets	(373,333)
Excess of estimated purchase price over carrying value of net assets acquired	$1,089,098	(3)

(1)   Under the terms of the merger agreement with KPP, each unit of KPP was exchanged for 1.0231 Valero L.P. common units.

(2)   The value of Valero L.P.’s common units was determined as the average common unit price (as defined in the merger agreement) from two days before to two days after January 21, 2005, which was determined to be the measurement date.

(3)   For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary assessment of the fair value of the assets to be acquired and liabilities to be assumed, pending the completion of an independent appraisal.  Management does not expect to allocate a significant amount of the purchase price to identifiable intangible assets, as there is little intellectual property involved in the operation of the acquired business.  However, the results of the pending appraisal may reflect a value for certain customer contracts or other identifiable intangible assets, the quantification of which cannot be determined at this time.  The preliminary purchase price allocation results in the following pro forma adjustments:

Increase in property and equipment	$409,933
Elimination of Kaneb’s historical accumulated depreciation	329,352
Decrease in other current assets	(4,403)
Decrease in other noncurrent assets	(3,834)
Elimination of Kaneb’s historical goodwill	(10,622)
Increase in long-term debt related to the fair value premium	(55,000)
Goodwill resulting from KPP merger	423,672
Excess of estimated purchase price over carrying value of net assets acquired	$1,089,098

Exhibit 99.2 page 7

(e)   To record a capital contribution from the general partner of Valero L.P. of $29,197 to maintain its 2% ownership interest in Valero L.P.

(f)    To reflect an accrual of $3,900 for estimated relocation and other costs related mainly to relocating Kaneb employees to Valero L.P.’s headquarters.

(g)   To reclassify equity earnings from investments in joint ventures of $2,797 and $5,478 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively in order to conform the financial statement presentations to that of Valero L.P.

(h)   To record depreciation expense on the excess purchase price allocated to property and equipment (exclusive of the Held Separate Businesses and MOC) of $2,896 for the six months ended June 30, 2005 and $5,791 for the year ended December 31, 2004 based on an estimated life of 25 years and no salvage value.

(i)    To reflect interest expense reductions attributable to amortization of the $55,000 excess of fair value over carrying value of Kaneb’s debt at June 30, 2005 (i.e., the “fair value premium”) of $3,953 for the six months ended June 30, 2005 and $7,906 for the year ended December 31, 2004.  For pro forma presentation purposes, the fair value premium associated with each Kaneb debt instrument assumed has been amortized from January 1, 2004 or the date of issuance of the debt, whichever is later, over the remaining term of the instrument using the effective interest method.  If market rates underlying the fair value of each debt instrument were to increase 1/8%, the pro forma increase in interest expense would be $266 and $533 for the six months ended June 30, 2005 and for the year ended December 31, 2004, respectively.

(j)    To eliminate the deduction from income representing the interest of outside non-controlling partners in KPP of $2,158 for the six months ended June 30, 2005 and $65,933 for the year ended December 31, 2004.  As a result of the Kaneb mergers, Valero L.P. owns 100% of KSL’s and KPP’s ownership interests.

(k)   The pro forma adjustments to the statements of income have not been tax-effected as the effect on income tax is not material.

(l)    To reflect the adjustment to the general partner’s interest in income from continuing operations that has been calculated assuming quarterly distributions per limited partner unit of $0.855, which was declared and approved by Valero L.P.’s board of directors on July 21, 2005.  The general partner’s incentive distribution rights have been calculated as defined by Valero L.P.’s partnership agreement.  The income from continuing operations applicable to the general partner is reflected in the KPP merger pro forma adjustments to reflect the effect of both mergers.  The following reflects the general partner’s total interest in the pro forma combined income from continuing operations:

	For the Six Months Ended June 30, 2005	For the Year Ended December 31, 2004
General partner’s 2% ownership interest in net income from continuing operations	$174	$2,482
General partner’s incentive distribution	6,098	12,196
Total general partner interest in net income from continuing operations	$6,272	$14,678

Exhibit 99.2 page 8

(m)  To eliminate the revenues and expenses of the Held Separate Businesses and MOC.  The following table summarizes the amount of income before interest of outside non-controlling partners and income taxes associated with the Held Separate Businesses and MOC:

	For the Six Months Ended June 30, 2005	For the Year Ended December 31, 2004
Held Separate Businesses	$13,451	$28,860
MOC	3,016	3,768
Total	$16,467	$32,628

(n)   To reflect the assumed sale of the assets of the Held Separate Businesses and MOC and the related reduction of outstanding indebtedness from the sale proceeds.  Immediately prior to the sale of MOC, Valero L.P. repaid the outstanding indebtedness of MOC, totaling $9,223, which is included in the adjustment.

(o)   Certain of the pro forma adjustments incorporate preliminary estimates of the fair value of assets acquired. The excess of the purchase price over the preliminary fair values (“excess cost”) may be assigned to non-amortizable goodwill as opposed to depreciable fixed assets or amortizable intangible assets. Shortly after completion of the merger, Valero L.P. will obtain an independent appraisal of Kaneb’s assets and liabilities in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may result in some amounts being assigned to tangible or amortizable intangible assets apart from goodwill. To the extent that any amount is assigned to a tangible or amortizable intangible asset, this amount will ultimately be depreciated or amortized (as appropriate) to earnings over the expected useful life of the asset. To the extent that any amount remains as goodwill, this amount would not be subject to amortization, but would be subject to periodic impairment testing and if necessary, written down to a lower fair value should circumstances warrant.

The following table shows the preliminary calculation of the estimated pro forma goodwill amount:

Amount Allocated to Goodwill in Preliminary Purchase Price Allocation		Pro Forma Reference

Estimated purchase price of KSL merger	$509,307	Note (b)
Estimated purchase price of KPP merger before transaction-related costs	1,451,249	Note (d)
Estimated transaction-related costs	11,182	Note (d)
Total purchase price	1,971,738
Estimated fair value of Kaneb net assets at June 30, 2005	1,107,633
Excess of purchase price over net assets of Kaneb preliminarily assigned to goodwill	$864,105
Valero L.P. historical goodwill prior to the Kaneb Mergers	4,715
Valero L.P. pro forma combined company goodwill	$868,820

Exhibit 99.2 page 9

The tables below show the potential increase in pro forma depreciation or amortization expense if certain amounts of the $864,105 of goodwill identified in the notes above were ultimately assigned to fixed assets or amortizable intangible assets. For purposes of calculating this sensitivity, the straight-line method of cost allocation (i.e., depreciation or amortization) has been applied using an estimated useful life of 25 years and no salvage value. The decrease in basic income per unit is predicated on the income per unit applicable to limited partners reflected in the “Valero L.P. Pro Forma Combined with Kaneb” column of the unaudited pro forma condensed combined statements of income.

For the Six Months Ended June 30, 2005

Amount Allocated to Tangible or Intangible Assets Out of Goodwill Preliminarily Assigned	Decrease in Income from Continuing Operations	Decrease in Basic Income Per Unit

$172,821 or 20% of preliminary goodwill	$3,457	$0.07
$345,642 or 40% of preliminary goodwill	6,913	0.14
$518,463 or 60% of preliminary goodwill	10,369	0.21
$691,284 or 80% of preliminary goodwill	13,826	0.29
$864,105 or 100% of preliminary goodwill	17,282	0.36

For the Year Ended December 31, 2004

Amount Allocated to Tangible or Intangible Assets Out of Goodwill Preliminarily Assigned	Decrease in Income from Continuing Operations	Decrease in Basic Income Per Unit

$172,821 or 20% of preliminary goodwill	$6,913	$0.15
$345,642 or 40% of preliminary goodwill	13,826	0.29
$518,463 or 60% of preliminary goodwill	20,738	0.44
$691,284 or 80% of preliminary goodwill	27,651	0.58
$864,105 or 100% of preliminary goodwill	34,564	0.72

Exhibit 99.2 page 10